EXHIBIT  16  LETTER  REGARDING  CHANGE  IN  CERTIFYING  ACCOUNTANT


[LETTERHEAD  OF  STARK,  WINTER,  SCHENKEIN  &  CO.,  LLP]

August  25,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  Senticore,  Inc.  (the  "Company")

Dear Sir/Madam:

We have read the statements made by Senticore, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated on or about August 19, 2004. We agree with the statements concerning our Firm in such Form 8-K.



Very  truly  yours,


/s/  Stark,  Winter,  Schenkein  &  Co.,  LLP
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Stark,  Winter,  Schenkein  &  Co.  LLP